Exhibit 99.1

August 9, 2017

We are pleased to report your company’s financial results for the period ended June 30, 2017. Consolidated net income for the three months ended June 30, 2017 was $2.2 million, or $0.50 per share, compared to $2.1 million, or $0.48 per share, for the same period in 2016, and $4.2 million, or $0.93 per share, for the six months ended June 30, 2017, compared to $3.9 million, or $0.87 per share, for the same period in 2016. Net income for the second quarter of 2017 was up 4.1% for the same period in 2016 and is up 6.6% year to date compared to the same period in 2016.
Our SEC quarterly filings have detailed information about your company. We work hard on these filings and recommend at least an occasional review of these documents. We can report a few highlights here in this letter. Year to date net interest income is up 6.5% compared to last year, while non-interest expense only rose by 2.6% year to date. Credit quality remains strong, with nonperforming loans amounting to only 0.57% of total loans, while net charge offs for the first half of year were $79 thousand. Year to date return on average assets was 1.23% and return on average equity was 14.60%.
We have just completed another "muni season", our name for the municipal loan cycle. Most of the towns, villages and school districts we serve have a July 1 through June 30 fiscal year. In cases where we issue short term Tax Anticipation Notes, these notes must be paid to zero at least once per year. The typical cycle is that all of these TANs are paid to zero on June 30 and then nearly immediately re-advanced in early July. During part of May and most of June we field opportunities to bid on municipal lending opportunities and it can be very hectic for those involved. We take great pride in being the bank of account for many of our local municipalities, and we strive to retain and expand this business as part of our core deposit acquisition strategy. This year we had a good sized team involved in this process from pricing, to personal interfacing with municipal officials, to keeping track of bids and preparing new documentation. This year we did very well, and it was a terrific team effort.

Economically our region seems to be doing quite well. It appears that all of our region is now participating in the economic recovery, at least based on real estate activity. Travel and tourism is coming off of a very good winter and all reports indicate a robust beginning of the summer/fall season. The maple sugar crop was late but bountiful, reportedly the second largest crop in history. Not unlike other commodities, this has caused producer prices to drop a bit, but hopefully most make up for this financially in volume. There are a couple of clouds on the horizon. Traditional dairy farming remains a challenge, with prices paid to farmers being below the cost of production for many farmers. This is currently coupled by an extremely wet growing season thus far, preventing much hay production and stunting the growth of other feed stock. This forebodes high feed prices in the future. However our exposure to dairy is relatively limited. The other challenge is the weak Canadian dollar. This impacts travel and tourism to a degree, especially in our northern communities and around Lake Champlain. This by itself is not impacting us significantly.
As a reminder, our Asset Management Group can assist you and your families with Trust Administration matters as well as Wealth Management. If you would like to discuss this further please contact Lura Jacques, our Managing Director at 802- 527-3220.
On July 19, 2017, the Board of Directors declared a regular quarterly cash dividend $0.29 per share payable August 9, 2017 to shareholders of record as of July 28, 2017. Please find your dividend check or advice of remittance enclosed.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 125 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has recently been named, for the fourth consecutive year, the USDA RD Vermont Home Lender of the year. Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Neil J. Van Dyke-Vice Chairman	David S. Silverman - President & CEO
ASSETS	JUNE 30, 2017	JUNE 30, 2016	JUNE 30, 2017		JUNE 30, 2016	JUNE 30, 2017	JUNE 30, 2016	Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer

								Dawn D. Bugbee	John H. Steel - Secretary
				(3 months ended)		(6 months ended)
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,466	$4,220	Interest Income	$7,101	$6,688	$13,940	$13,136
								Timothy W. Sargent	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	10,969	19,979	Interest Expense	516	519	1,053	1,032	David S. Silverman
			Net Interest Income	6,585	6,169	12,887	12,104	John H. Steel	REGIONAL ADVISORY BOARD MEMBERS
Interest Bearing Deposits in Banks	8,356	10,213						Schuyler W. Sweet
			Provision for Loan Losses	—	75	—	150
Investment Securities	66,976	60,139	Net Interest Income After Provision for Loan Losses	6,585	6,094	12,887	11,954	Union Bank	Michael R. Barrett - St. Johnsbury
Loans Held for Sale	5,406	6,749							Joel S. Bourassa - Northern NH
			Trust Income	191	180	369	352	DIRECTORS	Steven J. Bourgeois - St. Albans
Loans, net	536,908	503,060	Noninterest Income	2,142	2,417	4,197	4,431	Kenneth D. Gibbons-Chairman	Stanley T. Fillion - Northern NH
								Neil J. Van Dyke-Vice Chairman	Rosemary H. Gingue - St. Johnsbury
Reserve for Loan Losses	(5,168)	(5,226)	Noninterest Expenses:					Steven J. Bourgeois	John M. Goodrich - St. Johnsbury
			Salaries & Wages	2,504	2,442	5,072	4,900	Dawn D. Bugbee	Richard L. Isabelle - St. Johnsbury
Premises and Equipment, net	13,233	13,090						John M. Goodrich	Christopher M. Knapp - Northern NH
			Pension & Employee Benefits	951	851	1,830	1,794	Nancy C. Putnam	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	24,777	24,245						Timothy W. Sargent	Justin P. Lavely - St. Johnsbury
			Occupancy Expense, net	363	309	753	626	David S. Silverman	Daniel J. Luneau - St. Albans
Total Assets	$664,923	$636,469						John H. Steel	Mary K. Parent - St. Johnsbury
			Equipment Expense	523	541	1,057	1,050	Schuyler W. Sweet	Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Other Expenses	1,530	1,665	3,100	3,141		Schuyler W. Sweet - Northern NH

			Total	5,871	5,808	11,812	11,511	Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	JUNE 30, 2017	JUNE 30, 2016
			Income Before Taxes	3,047	2,883	5,641	5,226
			Income Tax Expense	820	744	1,484	1,328	VERMONT
Noninterest Bearing Deposits	$108,169	$103,918
			Net income	$2,227	$2,139	$4,157	$3,898	Barre	Loan Center
Interest Bearing Deposits	356,541	333,402							14 North Main Street	802.476.0062
			Earnings per share	$0.50	$0.48	$0.93	$0.87	Danville	421 Route 2 East	802.684.2211
Time Deposits	99,913	110,644						Fairfax	Jct. Routes 104 & 128	802.849.2600
			Book Value Per Share			$13.10	$12.55	Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	36,395	27,808						Jeffersonville	5062 VT Route 15	802.644.6600
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	5,448	4,714						Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,874	9,869							65 Northgate Plaza	802.888.6860
								Newport	Loan Center
Additional Paid-in Capital	697	586							325 East Main Street	802.334.0750
								St. Albans	15 Mapleville Depot	802.524.9000
Retained Earnings	54,655	50,970						St. Johnsbury	364 Railroad Street	802.748.3131
Accumulated Other Comprehensive Loss	(2,722)	(1,418)							325 Portland Street	802.748.3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802.865.1000
Treasury Stock at Cost	(4,047)	(4,024)						Stowe	47 Park Street	802.253.6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$664,923	$636,469						Groveton	3 State Street	603.636.1611
Standby letters of credit were $1,604,000 and $1,624,000 at June 30, 2017 and 2016, respectively.								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								N. Woodstock	155 Main Street	603.745.2488